LEGAL_US_E # 190655142.8

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) of the type that the Registrant treats as private and confidential.

Execution Version

Exhibit 10.3

APTEVO THERAPEUTICS INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of May 25, 2026, by and between Aptevo Therapeutics Inc., a Delaware corporation (the “Company”), and Niowave, Inc., a Michigan corporation (“Niowave”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Niowave, and Niowave desires to purchase from the Company, shares of common stock of the Company as more fully described in this Agreement; and

WHEREAS, concurrently herewith, the Company’s wholly owned subsidiary, Aptevo Research and Development LLC, a Delaware limited liability company (“Aptevo Research and Development”), and Niowave have entered into a Collaboration Agreement (the “Collaboration Agreement”), and the Company and Niowave have entered into an Investor Rights Agreement (the “Investor Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Niowave agree as follows:

ARTICLE 1

DEFINITIONS
1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
1.1.1
“Action” means action, charge, suit, proceeding, suit, litigation, arbitration, settlement or complaint.
1.1.2
“Additional Closing” has the meaning set forth in Section 2.3.2 hereof.
1.1.3
“Additional Closing Date” has the meaning set forth in Section 2.3.2 hereof.
1.1.4
“Additional Shares” means the shares of Common Stock and/or Pre-Funded Warrants, as applicable, subject to an Additional Shares Purchase Exercise Notice.
1.1.5
“Additional Share Purchase Details” has the meaning set forth in Section 2.3.2.
1.1.6
“Additional Shares Purchase Exercise Confirmation” has the meaning set forth in Section 2.3.2 hereof.

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1.1.7
“Additional Shares Purchase Exercise Notice” has the meaning set forth in Section 2.3.2 hereof.
1.1.8
“Additional Shares Purchase Price” means, with respect to an Additional Closing, a price per share equal to the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) on the Trading Day immediately preceding the date on which Niowave delivers the Additional Shares Purchase Exercise Notice; provided that if the purchase price per share of Common Stock determined pursuant to the foregoing clause (a) is less than the lower of (i) the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the time the Company receives the Additional Shares Purchase Exercise Notice or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the time the Company receives the Additional Shares Purchase Exercise Notice, the Additional Shares Purchase Price shall instead be the lower of the amounts set forth in clauses (i) and (ii).
1.1.9
“Company Capitalization” means, as of any date of measurement, the total number of outstanding shares of voting capital stock of the Company.
1.1.10
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with a Person.
1.1.11
“Aggregate Additional Purchase Price” means the dollar amount obtained by multiplying the number of Additional Shares to be purchased at an Additional Closing by the applicable Additional Shares Purchase Price.
1.1.12
“Aggregate Equity Investment” means the sum of the Initial Shares, the shares of Common Stock underlying the Warrants, the Additional Shares to be purchased at such Additional Closing and any Additional Shares issued in any prior Additional Closing
1.1.13
“Aggregate Initial Purchase Price” means the dollar amount obtained by multiplying the number of shares of Common Stock constituting the Initial Securities by the Initial Securities Purchase Price.
1.1.14
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
1.1.15
“Beneficial Ownership” or “Beneficial Owner” or “Beneficially Own” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
1.1.16
“Business Day” means any day on which Nasdaq and commercial banks in the City of New York are open for business.
1.1.17
“Closing” means, as applicable, the Initial Closing or the Additional Closing.

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1.1.18
“Closing Date” means, as applicable, the Initial Closing Date or each Additional Closing Date.
1.1.19
“Collaboration Agreement” has the meaning set forth in the recitals.
1.1.20
“Commission” means the United States Securities and Exchange Commission.
1.1.21
“Common Stock” means the Company’s common stock, par value $0.001 per share.
1.1.22
“Control,” including the terms “Controlling,” “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
1.1.23
“Cross-Receipt” means a cross-receipt substantially in the form of Exhibit A hereto.
1.1.24
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
1.1.25
“Disclosure Schedule” means the confidential Disclosure Schedule referred to in Section 3.1 hereof, if any, delivered by the Company concurrently with the execution and delivery of this Agreement and, with respect to any Additional Closing, as such Disclosure Schedule may be updated and delivered by the Company prior to the applicable Additional Closing Date.
1.1.26
“Disqualification Event” has the meaning set forth in Section 506(d) of the Securities Act.
1.1.27
“Equity Financing” means a registered public offering, private placement, registered direct offering or similar transaction, or series of transactions, in which the Company sells shares of its Common Stock and/or pre-funded warrants to purchase Common Stock to investors.
1.1.28
“Event of Default” has the meaning set forth in Section 4.6 hereof.
1.1.29
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.1.30
“Exercise Period” means the period beginning on the date of this Agreement and continuing through earlier of (i) the third anniversary of the signing of the Collaboration Agreement or (ii) the date of approval of an Investigational New Drug Application by the U.S. Food and Drug Administration or other applicable regulatory authority of a Combination Product (as defined in the Collaboration Agreement).

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1.1.31
“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal, as well as any securities exchange or securities exchange authority, including Nasdaq).
1.1.32
“Initial Closing” means the closing of the sale of the Initial Securities pursuant to Section 2.3.1 hereof.
1.1.33
“Initial Closing Date” has the meaning set forth in Section 2.3.1 hereof.
1.1.34
“Initial Shares” means 98,522 shares of Common Stock.
1.1.35
“Initial Securities” means collectively the Initial Shares and the Warrants.
1.1.36
“Initial Securities Purchase Price” means a purchase price per share of Common Stock equal to the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) on the Trading Day Niowave and the Company execute the Collaboration Agreement plus $0.125; provided that if the purchase price per share of Common Stock determined pursuant to the foregoing clause (a) is less than the lower of (i) the most recent Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) on the Trading Day immediately preceding the execution of this Agreement or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the execution of this agreement, the Initial Securities Purchase Price shall instead be the lower of the amounts set forth in clauses (i) and (ii) plus $0.125.
1.1.37
“Investor Rights Agreement” has the meaning set forth in the recitals.
1.1.38
“Law” or “law” means any supranational, national, federal, state, regional, provincial, local or municipal constitution, treaty, law, statute, ordinance, code, determination, principle of common law or any other requirement having the effect of law of any Governmental Authority (including any rule, regulation, plan, injunction, judgment, order, award, decree, ruling, requirement, guidance, policy or charge thereunder or related thereto), in each case as amended, whether in the United States or a foreign jurisdiction.
1.1.39
“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, mortgage, claim, easement, right-of-way, option, title retention agreement, preemptive right or other restriction.
1.1.40
“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement.
1.1.41
“Maximum Equity Investment” means 249,096 shares of Common Stock.
1.1.42
“Nasdaq” means the Nasdaq Stock Market LLC.

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1.1.43
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.1.44
“Principal Market” means the Nasdaq Capital Market; provided, however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Global Select Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.
1.1.45
“Required Approvals” has the meaning set forth in Section 3.1.4 hereof.
1.1.46
“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
1.1.47
“SEC Report” means any report filed or furnished by the Company with the Commission under the Exchange Act or the Securities Act.
1.1.48
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.1.49
“Shares” means the Initial Securities and the Additional Shares collectively.
1.1.50
“Trading Day” means a day on which Nasdaq is open for trading.
1.1.51
“Transfer Agent” means Broadridge Financial Solutions, Inc., with a mailing address of 51 Mercedes Way, Edgewood, New York 11717, or any successor transfer agent of the Common Stock.
1.1.52
“Valid Account Details” means, with respect to any bank account, the valid (a) name of bank, (b) bank address, (c) account number and (d) ABA routing number.
1.1.53
“Warrants” means 53,201 warrants to purchase Common Stock at a price per share equal to $8.00, in the form attached as Exhibit B hereto.
ARTICLE 2

PURCHASE AND SALE OF SHARES
2.1
Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company will issue and sell to Niowave, and Niowave will purchase from the Company, the Initial Securities, at a price per share equal to the Initial Securities Purchase Price, for an aggregate purchase price equal to the Aggregate Initial Purchase Price. Subject to the terms and conditions of this Agreement, at each Additional Closing, if any, the Company will issue and

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sell to Niowave, and Niowave will purchase from the Company, the number of Additional Shares specified in the applicable Additional Shares Purchase Exercise Notice, at a price per share equal to the applicable Additional Shares Purchase Price, for an aggregate purchase price equal to the applicable Aggregate Additional Purchase Price.
2.2
Payment.
2.2.1
At the Initial Closing, Niowave will pay the Aggregate Initial Purchase Price to the Company by wire transfer of immediately available funds in accordance with the Valid Account Details, together with a Form W-9.
2.2.2
At each Additional Closing, if any, Niowave will pay the applicable Aggregate Additional Purchase Price, in each case by wire transfer of immediately available funds in accordance with the Valid Account Details, together with a Form W-9.
2.2.3
The Company shall cause delivery of the applicable Shares at each Closing to be made in book-entry form to an account of Niowave specified in writing by Niowave at the Transfer Agent.
2.3
Closings.
2.3.1
The Initial Closing shall occur at 12:00 pm (New York City time) on such date as the parties may select, not later than the second (2nd) Business Day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Section 2.6 (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless such other place, time and date shall be agreed in writing between the Company and Niowave (such date, the “Initial Closing Date”).
2.3.2
Subject to the conditions set forth in Section 2.7, Niowave may, during the Exercise Period, purchase from the Company a number of Additional Shares specified by Niowave in writing to the Company (an “Additional Shares Purchase Exercise Notice”) at the applicable Additional Shares Purchase Price; provided that the number of Additional Shares indicated by Niowave in such Additional Shares Purchase Exercise Notice shall not cause the Aggregate Equity Investment following issuance and sale of such Additional Shares to exceed the Maximum Equity Investment; and provided further, that the issuance and sale of such Additional Shares to Niowave shall not cause Niowave to Beneficially Own a number of shares of Common Stock which is greater than 19.99% of the Company Capitalization as of the applicable Additional Closing Date. The Additional Shares Purchase Exercise Notice shall also include Niowave’s calculation of the (i) Aggregate Equity Investment, and (ii) percentage of the Company Capitalization Beneficially Owned by Niowave after giving effect to the Additional Closing (such information, the “Additional Share Purchase Details”). The Company shall (a) confirm its agreement with the information set forth in the Additional Shares Purchase Exercise Notice, (b) notify Niowave of any Material Adverse Effect and (c) select an anticipated closing date for the purchase of the Additional Shares subject to the Additional Shares Purchase Exercise Notice, which date shall be no later than the date that is five (5) Business Days after the

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date the Company receives such Additional Shares Purchase Exercise Notice, in a written notice delivered to Niowave within two (2) Business Days of receiving such Additional Shares Purchase Exercise Notice specifying such anticipated closing date (each an “Additional Shares Purchase Exercise Confirmation”). Each Closing of the sale of Additional Shares (each such closing, an “Additional Closing”) shall occur at 11:00 am (New York City time) on the date specified in such Additional Shares Purchase Exercise Confirmation; provided, that if any of the conditions set forth in Section 2.7 have not been satisfied or (to the extent permitted by law) waived by such date and time (other than those conditions that by their terms are to be satisfied at an Additional Closing), the Additional Closing shall occur on the second (2nd) Business Day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Section 2.7 (other than those conditions that by their terms are to be satisfied at an Additional Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless such other place, time and date shall be agreed in writing between the Company and Niowave (each such date, an “Additional Closing Date”).
2.4
Initial Closing Deliverables.
2.4.1
At the Initial Closing, the Company will deliver to Niowave:
(a)
a duly executed Cross-Receipt with respect to the Initial Securities;
(b)
a duly executed Investor Rights Agreement;
(c)
a certificate in form and substance reasonably satisfactory to Niowave and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to the Initial Closing set forth in Sections 2.6.1(a) and (b) of this Agreement have been fulfilled;
(d)
evidence that the Company has delivered to the Transfer Agent irrevocable written instructions to issue the Initial Securities to Niowave in a form and substance acceptable to the Transfer Agent; and
(e)
an executed Warrant.
2.4.2
At the Initial Closing, Niowave will deliver to the Company:
(a)
a duly executed Cross-Receipt with respect to the Initial Securities;
(b)
a duly executed Investor Rights Agreement; and
(c)
a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of Niowave by an authorized officer of Niowave, certifying that the conditions to the Closing set forth in Sections 2.6.2(a) and (b) of this Agreement have been fulfilled.
2.5
Additional Closing Deliverables.

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2.5.1
At each Additional Closing, if any, the Company will deliver to Niowave:
(a)
a duly executed Cross-Receipt with respect to the applicable Additional Shares;
(b)
a certificate in form and substance reasonably satisfactory to Niowave and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to such Additional Closing set forth in Sections 2.7.1(a) and (b) of this Agreement have been fulfilled; and
(c)
evidence that the Company has delivered to the Transfer Agent irrevocable written instructions to issue the applicable Additional Shares to Niowave in a form and substance acceptable to the Transfer Agent.
2.5.2
At each Additional Closing, if any, Niowave will deliver to the Company:
(a)
a duly executed Cross-Receipt with respect to the applicable Additional Shares; and
(b)
a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of Niowave by an authorized officer of Niowave, certifying that the conditions to such Additional Closing set forth in Sections 2.7.2(a) and (b) of this Agreement have been fulfilled.
2.6
Conditions to the Initial Closing.
2.6.1
The obligations of Niowave hereunder in connection with the Initial Closing are subject to the following conditions being satisfied or waived:
(a)
The representations and warranties of the Company set forth in Section 3.1 hereof that are not qualified by materiality shall be true and correct in all material respects as of the Initial Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the representations and warranties of the Company set forth in Section 3.1 that are qualified by materiality shall be true and correct in all respects as of the Initial Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).
(b)
The Company shall have complied in all material respects with its covenants hereunder as of the Initial Closing Date.
(c)
Aptevo Research and Development shall have duly executed and delivered the Collaboration Agreement, and such agreement shall be in full force and effect.
(d)
The Company shall have duly executed and delivered the Investor Rights Agreement, and such agreement shall be in full force and effect.

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(e)
The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Initial Securities, all of which shall be in full force and effect.
(f)
All closing deliverables as required under Section 2.4.1 shall have been delivered by the Company to Niowave.
(g)
No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Initial Closing, shall have been instituted or be pending before any Governmental Authority, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions.
(h)
The Company shall have delivered to the Transfer Agent irrevocable written instructions to issue the Initial Securities to Niowave and establish a reserve account for the shares of Common Stock issuable upon the exercise of the Warrants in a form and substance acceptable to the Transfer Agent.
(i)
The Company shall have filed with Nasdaq a Listing of Additional Shares Notification Form for the listing of the Initial Securities and the shares underlying the Warrants, if required, and Nasdaq shall not have raised an objection to the consummation of the transactions contemplated by this Agreement, the Investor Rights Agreement and the Collaboration Agreement in the absence of stockholder approval of such transactions.
(j)
The Company shall have delivered Valid Account Details, together with a Form W-9, to Niowave .
(k)
No Material Adverse Effect with respect to the Company or its subsidiaries shall have occurred or be existing as of the Initial Closing Date.
(l)
The Principal Market shall not have commenced any final delisting proceedings against the Company.
2.6.2
The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being satisfied or waived:
(a)
The representations and warranties of Niowave set forth in Section 3.2 hereof that are not qualified by materiality shall be true and correct in all material respects as of the Initial Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the representations and warranties of Niowave set forth in Section 3.2 hereof that are qualified by materiality shall be true and correct in all respects as of

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the Initial Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).
(b)
Niowave shall have complied in all material respects with its covenants hereunder as of the Initial Closing Date.
(c)
Niowave shall have duly executed and delivered the Collaboration Agreement, and such agreement shall be in full force and effect.
(d)
Niowave shall have duly executed and delivered the Investor Rights Agreement, and such agreement shall be in full force and effect.
(e)
All closing deliverables required under Section 2.4.2 shall have been delivered by Niowave to the Company.
(f)
No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Initial Closing, shall have been instituted or be pending before any Governmental Authority, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions.
2.7
Conditions to each Additional Closing.
2.7.1
The obligations of Niowave hereunder in connection with each Additional Closing, if any, are subject to the following conditions being satisfied or waived:
(a)
The representations and warranties of the Company set forth in Section 3.1 that are not qualified by materiality shall be true and correct in all material respects as of such Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the representations and warranties of the Company set forth in Section 3.1 that are qualified by materiality shall be true and correct in all respects as of such Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).
(b)
The Company shall have complied in all material respects with its covenants hereunder as of such Closing Date.
(c)
Each of the Collaboration Agreement and the Investor Rights Agreement shall continue to be in full force and effect.
(d)
The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the applicable Additional Shares, all of which shall be in full force and effect.

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(e)
All closing deliverables as required under Section 2.5.1 shall have been delivered by the Company to Niowave.
(f)
No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay such Additional Closing, shall have been instituted or be pending before any Governmental Authority, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions.
(g)
The Company shall have delivered to the Transfer Agent irrevocable written instructions to issue the Additional Shares to Niowave in a form and substance acceptable to the Transfer Agent.
(h)
The Company shall have filed with Nasdaq a Listing of Additional Shares Notification Form for the listing of the applicable Additional Shares, if required, and Nasdaq shall not have raised an objection to the consummation of the transactions contemplated by this Agreement, the Investor Rights Agreement and the Collaboration Agreement in the absence of stockholder approval of such transactions.
(i)
The Company shall have delivered Valid Account Details, together with a Form W-9, to Niowave.
(j)
No Material Adverse Effect with respect to the Company or its subsidiaries shall have occurred or be existing as of such Closing Date.
(k)
The Principal Market shall not have commenced any final delisting proceedings against the Company.
2.7.2
The obligations of the Company hereunder in connection with each Additional Closing, if any, are subject to the following conditions being satisfied or waived:
(a)
The representations and warranties of Niowave set forth in Section 3.2 hereof that are not qualified by materiality shall be true and correct in all material respects as of such Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the representations and warranties of Niowave set forth in Section 3.2 hereof that are qualified by materiality shall be true and correct in all respects as of such Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).
(b)
Niowave shall have complied in all material respects with its covenants hereunder as of such Closing Date.

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(c)
Each of the Collaboration Agreement (without regard to any partial termination thereunder) and the Investor Rights Agreement shall continue to be in full force and effect.
(d)
All closing deliverables required under Section 2.5.2 shall have been delivered by Niowave to the Company.
(e)
No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay such Additional Closing, shall have been instituted or be pending before any Governmental Authority.
2.8
Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to Niowave made under this Agreement.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES
3.1
Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Niowave as of the date hereof, as of the Initial Closing Date and as of any Additional Closing Date (except, in each case, (i) for the representations and warranties that speak as of a specific earlier date, which shall be made as of such date, and (ii) as otherwise set forth in the Disclosure Schedule, if any, delivered herewith or at such Additional Closing). Each such date is referred to as a Representation Date.
3.1.1
Organization and Good Standing. The Company and each of its subsidiaries (including Aptevo Research and Development) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly licensed or qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.1.2
Subsidiaries. All of the outstanding shares of capital stock or equivalent equity interests of each subsidiary listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission are owned of record and beneficially, directly or indirectly, by the Company free and clear of all material Liens, pledges, security interests or other encumbrances.
3.1.3
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions

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contemplated hereby (including the issuance and sale of the Shares by the Company) have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or the Company’s stockholders in connection herewith other than the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) insofar as indemnification and contribution provisions may be limited by applicable law.
3.1.4
No Conflicts; Filings, Consents and Approvals. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, each as in effect on the date hereof, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in the United States in connection with the execution, delivery and performance by the Company of this Agreement (including the offer, sale or issuance of the Shares by the Company), other than the listing of the Shares on Nasdaq, filing a Form D with the Commission or as may be required under applicable state securities laws or the by-laws and rules of the Financial Industry Regulatory Authority (collectively, the “Required Approvals”).
3.1.5
Issuance of Securities. The Initial Securities and Additional Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transferability under the Investor Rights Agreement and applicable federal securities laws. The Shares are not and will not be subject to any preemptive rights held by any holders of any security of the Company or any similar contractual rights granted by the Company to any Person.
3.1.6
Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the audited financial statements included within the Company’s most recent Annual Report on Form 10-K, except as specifically disclosed in a subsequent SEC Report, there has been no event, occurrence or development that has had or that could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on the business, condition (financial or other), assets, liabilities or results of operations of the Company, taken as a whole.

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3.1.7
No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.
3.1.8
Private Placement. Neither the Company nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Niowave in Section 3.2 the Shares will be issued and sold to Niowave in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby, other than brokerage or finder’s fees or agent’s commissions or similar charges for which the Company is wholly responsible.
3.1.9
No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.
3.2
Representations and Warranties of Niowave. Niowave hereby makes the following representations and warranties to the Company as of the date hereof, as of the Initial Closing Date and as of any Additional Closing Date (except, in each case, for the representations and warranties that speak as of a specific earlier date, which shall be made as of such date).
3.2.1
Organization; Authority; Enforcement. Niowave is duly incorporated, validly existing and in good standing under the laws of the State of Michigan, with all requisite power and authority to own, lease, operate and use its properties and assets and to carry on its business as currently conducted and as it is presently proposed to be conducted. Niowave has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Niowave and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Niowave and no further action is required by Niowave, Niowave’s board of directors or Niowave’s stockholders in connection herewith. This Agreement has been duly executed by Niowave and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Niowave enforceable against Niowave in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.2.2
No Conflicts; Filings, Consents and Approvals. The execution, delivery and performance of this Agreement by Niowave and the consummation by Niowave of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Niowave’s Articles of Incorporation or Code of Bylaws, each as in effect on the date hereof, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Niowave is a party, or (iii) result in a violation of any law applicable to Niowave, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to result in a liability for the Company or prevent the consummation of this Agreement. Niowave is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in the United States in connection with the execution, delivery and performance by Niowave of this Agreement.
3.2.3
Niowave Status. At the time Niowave was offered the Shares, it was, and as of the date hereof it is either: (a) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (b) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Niowave is acting alone in its determination as to whether to invest in the Shares.
3.2.4
Experience of Niowave. Niowave, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Niowave is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
3.2.5
Access to Information. Niowave acknowledges that it has had the opportunity to review the SEC Reports and has been afforded, (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (b) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
3.2.6
Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Niowave has not, nor has any Person acting on behalf of or pursuant to any understanding with Niowave, directly or indirectly executed any purchases or sales, including any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock) of the securities of the Company during the period commencing as of the time that Niowave first received any materials setting forth the material pricing

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terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.
3.2.7
Legends. Niowave understands and agrees that the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

3.2.8
Reliance on Exemptions. Niowave understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Niowave set forth in this Section 3.2 in order to determine the availability of such exemptions and the eligibility of Niowave to acquire the Shares.
3.2.9
No Disqualification Events. Niowave is not subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.
ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES
4.1
Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closings and the delivery of the Shares and any termination of this Agreement for the applicable statute of limitations.
4.2
Legend Removal. The Company shall direct its transfer agent to remove the transfer restriction set forth in Section 3.2.7 applicable to any portion of the Shares that are restricted securities, upon the written request of Niowave, within two (2) Business Days of the Company’s receipt of such request, at such time as such portion of the Shares (a) are being sold

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by Niowave pursuant to Rule 144 or (b) may be transferred without the requirement that the Company be in compliance with the public information requirements and volume or manner-of-sale restrictions under Rule 144. Niowave, or if the Company’s transfer agent requires, the Company, shall provide such opinions of counsel reasonably requested by the Company’s transfer agent in connection with the removal of legends pursuant to this Section 4.2.
4.3
Book Entry Statement. The Company hereby agrees to cause the Company’s transfer agent to deliver to Niowave a book entry share position for the applicable Shares registered in the name of Niowave within ten (10) Business Days following each Closing.
4.4
Confidentiality. Niowave covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Niowave will maintain the confidentiality of the existence and terms of this transaction, except as required by applicable law, regulation, or legal process, or as necessary to disclose to its advisors, attorneys, accountants, and potential assignees under confidentiality obligations.
4.5
Due Diligence. With respect to each proposed purchase of Additional Shares, upon Niowave’s request, including any such request made prior to delivery of an Additional Shares Purchase Exercise Notice, the Company shall expend commercially reasonable efforts cooperating with any due diligence review conducted by Niowave or its representatives in connection with such proposed purchase of Additional Shares, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Niowave may request.
4.6
Events of Default. An “Event of Default” shall be deemed to have occurred and be occurring at any time as any of the following events occurs and has not been cured:
4.6.1
any final notice of institution of delisting proceedings with respect to the Common Stock from the Principal Market until such time as Company has moved its listing to another market or exchange constituting a Principal Market;
4.6.2
the material breach of any representation or warranty on a Representation Date or any covenant under this Agreement, except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least twenty (20) Business Days;
4.6.3
if any Person commences an Action against the Company pursuant to or within the meaning of any Bankruptcy Law and such Action is not dismissed or stayed within 45 calendar days;
4.6.4
if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors;
4.6.5
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B)

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appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any subsidiary; or
4.6.6
the Collaboration Agreement is terminated early for any reason.

In addition to any other rights and remedies under applicable law and this Agreement, including the Niowave termination rights under Section 5.5 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, Niowave shall have the option, in its sole discretion, to either (i) waive such Event of Default and proceed with purchases of Additional Shares, or (ii) suspend its obligation to purchase Additional Shares until such Event of Default is cured. The Company shall not be obligated to sell any Additional Shares during any such suspension period. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not dismissed or stayed within 45 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.

ARTICLE 5

MISCELLANEOUS
5.1
Fees and Expenses. Each party shall pay all fees and expenses that it incurs (including on account of any of their respective advisers, counsel, accountants and other experts) in connection with the negotiation, preparation, execution and delivery of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to Niowave.
5.2
Entire Agreement. This Agreement, the Collaboration Agreement, including the appendices and schedules attached thereto, and the Investor Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.3
Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing (whether or not specifically stated), shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Section 5.3, and shall be deemed to have been given for all purposes (i) when received, if hand-delivered or sent by a reputable international expedited delivery service (with receipt confirmed), (ii) if given by e-mail, upon receipt of confirmation of receipt of an e-mail transmission (including automated confirmation of delivery) and (iii) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 5.3 is not intended to govern the day-to-day business communications necessary between the parties in

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performing their obligations under the terms of this Agreement (for which e-mail or other methods of communications shall suffice).

If to the Company:	Aptevo Therapeutics Inc. Attention: General Counsel 2401 4th Avenue, Suite 1050 Seattle, WA 98121 Email: [***]
With a copy to (which shall not constitute notice):	Paul Hastings LLP Attention: Sean Donahue 2050 M Street NW Washington, DC 20036 Email: [***]
If to Niowave:	Niowave, Inc. Attention: Mike Zamiara 1012 N Walnut Street Lansing, MI 48906 Email: [***]
With a copy to (which shall not constitute notice):	Barnes & Thornburg LLP Attention: Kepten D. Carmichael 11 South Meridian Street Indianapolis, Indiana 46204 Email: [***]

5.4
Amendments; Waivers. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by an authorized officer of each party. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
5.5
Termination. This Agreement shall terminate in the event that (a) the Collaboration Agreement terminates in its entirety for any reason or (b) the Company consummates any merger, consolidation or similar transaction, unless immediately following the consummation of such transaction, the stockholders of the Company immediately prior to the consummation of such transaction continue to hold, as a result of their holding of outstanding Common Stock and other securities entitled to vote for the election of directors of the Company immediately prior to the consummation of such transaction, in aggregate more than 50% of the outstanding Common Stock and other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction. If not earlier terminated, this Agreement shall automatically terminate upon the later of (A) the expiration of the Exercise Period and (B) the occurrence of all Additional Closings with respect to sales of Additional Shares under any Additional Shares Purchase Exercise Notice(s) made and duly given on or prior to the expiration of the Exercise Period.

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5.6
Construction; Headings. The terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)) and the term “or” has the inclusive meaning represented by the phrase “and/or” (regardless of whether it is actually written (and drawing no implication from the actual use of the phrase “and/or” in some instances but not in others)). Unless specified to the contrary, references to Articles or Sections shall refer to the particular Articles or Sections of or to this Agreement. The word “day,” “quarter” or “year” (and derivatives thereof, e.g., “quarterly”) shall mean a calendar day, calendar quarter or calendar year unless otherwise specified. The word “hereof,” “herein,” “hereby” and derivative or similar word refers to this Agreement. The words “will” and “shall” shall have the same obligatory meaning. Provisions that require that a party or parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise. Words of any gender include the other gender. Words using the singular or plural number also include the plural or singular number, respectively. References to any specific law or article, section or other division thereof shall be deemed to include the then-current amendments or any replacement law thereto, and any rules and regulations promulgated thereunder. All dollar-denominated amounts herein are in United States dollars. This Agreement has been prepared jointly and shall not be strictly construed against either party. Ambiguities, if any, in this Agreement shall not be construed against either party, irrespective of which party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.
5.7
Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date of this Agreement, each reference in this Agreement shall be deemed to be amended to appropriately account for such event.
5.8
Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
5.9
Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party, provided, however, that Niowave may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Niowave. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.
5.10
Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any third party any interest, rights (including any third party beneficiary rights), remedies, obligations, or liabilities with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as expressly provided in this Agreement.

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5.11
Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
5.12
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Niowave and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.13
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
5.14
Attorneys’ Fees. In the event that any action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, each party shall bear its own fees, costs and expenses of enforcing any right of such party under or with respect to this Agreement.
5.15
Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file (including any “.pdf” including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., a signature applied with DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.16
Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering into this Agreement may be realized.
5.17
Investor Rights Agreement. For clarity, the parties agree and acknowledge that this Agreement is the “Purchase Agreement” under and as defined in the Investor Rights Agreement.

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[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of May 25, 2026.

Aptevo Therapeutics Inc.

By:
Name: Jeffrey Lamothe
Title: President and Chief Executive Officer

Niowave, Inc.

By:
Name: Mike Zamiara
Title: Chief Executive Officer

Signature Page to Common Stock Purchase Agreement

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Exhibit A

Cross-Receipt

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Exhibit B

Form of Warrant